Patriot

                          Exhibit 10(n)

                     Summary of Compensation
           Arrangements with Named Executive Officers
           ------------------------------------------


      This exhibit sets forth certain information concerning the current compensation arrangements with the Company's Chief Executive Officer and the Company's other four most highly compensated officers (collectively, the "named executive officers") (determined based on fiscal 2004). The Company will provide additional information regarding the compensation paid to the named executive officers for the 2005 fiscal year in the Company's proxy statement for the next annual meeting of shareholders, which is expected to be filed with the SEC in December 2005.

COMPENSATION COMMITTEE
----------------------

      The Compensation Committee of the Board of Directors determines the compensation of the Company's named executive officers. One of the Compensation Committee's goals is to develop and maintain executive compensation programs that preserve and enhance shareholder value. Under the Compensation Committee's direction, the Company has developed a compensation structure designed to compensate fairly performance and contribution to the Company, to attract and retain skilled and experienced personnel, to reward superior performance and to align executive and shareholder long-term interests.

EMPLOYMENT AGREEMENTS
---------------------

      None of the named executive officers have any written employment agreements with the Company. In addition, none of the named executive officers is entitled to any severance benefits upon any termination or change-in-control of the Company, except as provided under existing benefit plans or as otherwise provided by law.

MANAGEMENT INCENTIVE COMPENSATION PLAN AND 2005 BASE SALARIES
-------------------------------------------------------------

      The Company's Management Incentive Compensation Plan ("MIC Plan") provides officers and key employees an opportunity to earn annual cash bonuses for achieving certain specified goals and objectives. The amount of the bonus depends on the extent to which the specified goals and objectives are achieved.

      The following table sets forth, for each of the named executive officers (i) their base salaries for calendar year 2005, (ii) the amount of the bonus earned under the MIC Plan for fiscal 2004, (iii) the maximum bonus (expressed as a percentage of base salary) which the named executive officer is eligible to earn for fiscal 2005, and (iv) the general criteria on which the individual goals and objectives for the named executive officer are based.


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
<CAPITION>

                         2005                     Maximum 2005
Named Executive        Calendar                  MIC Award as a      Basis for
  Officer             Year Base      2004 MIC      % of Base      Individual Goals
  -------               Salary        Bonus          Salary        and Objectives
                        ------        -----          ------        --------------


John E. Anderson,      $347,975       $250,000      100%           Return on Capital
President and CEO                                                  Employed; Achievements
                                                                   of Transportation
                                                                   Safety Objectives;
                                                                   Sarbanes-Oxley Section
                                                                   404 Compliance; and
                                                                   Achievement of Specified
                                                                   Milestones and Financial
                                                                   Targets in Real Estate
                                                                   Group

David H. deVilliers,   $267,800       $244,400      100%           Achievement of Specified
Vice President                                                     Milestones and Financial
                                                                   Targets in Real Estate
                                                                   Group

Terry S. Phipps,       $130,000       $53,125        60%           Return on Capital
President of SunBelt                                               Employed and Achievement
Transportation                                                     of Transportation
                                                                   Safety Objectives

Robert E. Sandlin,     $175,100       $72,250        60%           Return on Capital
President of                                                       Employed and Achievement
Florida Rock &                                                     of Transportation
Tank Lines, Inc.                                                   Safety Objectives


Ray M. Van Landingham, $150,000       $49,798        60%           Return on Capital
Vice President and                                                 Employed; Sarbanes-Oxley
CFO                                                                Section 404 Compliance;
                                                                   and Achievement of
                                                                   Specified Milestones
                                                                   and Financial Targets in
                                                                   Real Estate and
                                                                   Transportation Groups


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PARTICIPATION IN BROAD BASED BENEFIT PLANS
-------------------------------------------

      In addition to the compensation arrangements described in this exhibit, the named executive officers participate in the Company's Stock Option Plan and in other employee benefit plans generally available to all of the Company's full time employees who meet the vesting and hours of service requirements. These benefit plans include:

     *    Group Health Insurance Plan;
     *    Group Life Insurance Plan; and
     *    Profit Sharing and Deferred Earnings Plan

MANAGEMENT SECURITY PLAN
------------------------

      The Company has a Management Security Plan (the "MSP Plan") for certain officers and key employees, including certain named executive officers. Benefit levels have been established on the basis of base compensation as of September 30, 2002. Upon reaching normal retirement age, a participant is entitled to receive twice the amount of his annual benefit level in equal monthly payments for 12 months and thereafter, until his death, the annual benefit level in monthly payments. The MSP Plan provides that in the event a participant dies prior to this retirement his beneficiary will receive twice the amount of such participant's annual benefit level in monthly payments for a period of 12 months and thereafter the annual benefit level in monthly payments for the next 168 months or until such time as such participant would have reached age 65, whichever is later. If a participant dies after his retirement, his beneficiary, if any, will receive such participant's benefit for a period of 15 years from the date of the participant's retirement or until the death of the beneficiary, whichever occurs first. The annual retirement benefit levels in effect at September 30, 2004 for the named executive officers participating in the MSP Plan were:

          John E. Anderson                   $160,000
          David H. deVilliers, Jr.           $123,600

      A copy of the Management Security Plan is Exhibit 10(f) to this Quarterly Report on Form 10-Q. The other named executive officers are not eligible to participate in the MSP Plan.

MISCELLANEOUS BENEFITS
----------------------

      The Company maintains a Medical Reimbursement Plan for  the benefit  of  certain  officers,  including  the  named  executive
officers.   Under  the Medical Reimbursement  Plan,  the


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Company reimburses the participants for personal medical expenses that they incur that are not covered by insurance. The  Medical
Reimbursement Plan is Exhibit 10(d) to this Quarterly  Report  on
Form 10-Q.

     The Company provides company automobiles to a number of officers and other employees, including the named executive officers and the Chairman of the Board, which may be used for both business and personal use. The Company purchases and owns or leases the automobiles and pays all expenses of operating, maintaining and insuring the automobile (except that Mr. deVilliers reimburses the Company for lease costs in excess of a specified amount).

      The Company pays certain additional benefits for certain officers, including the named executive officers. These benefits include company cell phones, certain country club dues and lunch and dinner club dues. The total amount of such benefits is not a material portion of the compensation of any of the named executive officers.


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